Exhibit 99.1

Perry Ellis International Extends Deadline for Nomination of Directors for the
 2018 Annual Meeting of Shareholders

Special Committee Continues to Evaluate George Feldenkreis Proposal

MIAMI, April 9, 2018 -- Perry Ellis International (NASDAQ:PERY) (“Perry Ellis” or the “Company”) today announced the Board of Directors (the “Board”) has extended the window in which the Company must receive proper written notice of the nomination of a director candidate in connection with its 2018 annual meeting of shareholders to 5:00 p.m. (Eastern time) on April 30, 2018. The date and location of the 2018 annual meeting of shareholders of the Company has yet to be announced.

The Special Committee of the Board is committed to enhancing value for all Perry Ellis shareholders and, with the assistance of independent financial and legal advisors, is continuing to evaluate the previously announced February 6, 2018 proposal, as reaffirmed on April 9, 2018, from George Feldenkreis to acquire all of the outstanding common shares of Perry Ellis not already beneficially owned by Mr. Feldenkreis (the “Proposal”). No decision has been made with respect to the Company's response to the Proposal. There is no assurance the Proposal will result in a definitive offer to purchase the Company's outstanding capital stock or that any definitive agreement will be executed or that the Proposal or any other transaction will be approved or consummated. The Company will not move forward with any transaction unless it is approved by the Special Committee.

The aforementioned extension of the deadline for nomination of directors in connection with the 2018 annual meeting of shareholders of the Company is being provided in connection with certain of the so-called “standstill” obligations contained in the non-disclosure agreements negotiated with proponents of the Proposal.

The Company does not undertake any obligation to provide any updates with respect to this or any other transaction, except as required by applicable law.

The Special Committee has retained Paul, Weiss, Rifkind, Wharton & Garrison LLP and Akerman LLP as its legal counsel and PJ SOLOMON as its financial advisor to assist in its review.

About Perry Ellis International

Perry Ellis International, Inc. is a leading designer, distributor and licensor of a broad line of high quality men's and women's apparel, accessories and fragrances. The Company's collection of dress and casual shirts, golf sportswear, sweaters, dress pants, casual pants and shorts, jeans wear, active wear, dresses and men's and women's swimwear is available through all major levels of retail distribution. The Company, through its wholly owned subsidiaries, owns a portfolio of nationally and internationally recognized brands, including: Perry Ellis®, An Original Penguin® by Munsingwear®, Laundry by Shelli Segal®, Rafaella®, Cubavera®, Ben Hogan®, Savane®, Grand Slam®, John Henry®, Manhattan®, Axist®, Jantzen® and Farah®. The Company enhances its roster of brands by licensing trademarks from third parties, including: Nike® and Jag® for swimwear, and Callaway®, PGA TOUR®, Jack Nicklaus® for golf apparel and Guy Harvey® for performance fishing and resort wear. Additional information on the Company is available at http://www.pery.com.

Safe Harbor Statement

We caution readers that the forward-looking statements (statements which are not historical facts) in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations rather than historical facts and they are indicated by words or phrases such as "anticipate," "believe," "budget," "contemplate," "continue," "could," "estimate," "expect," "guidance," "indicate," "intend," "may," "might," "plan," "possibly," "potential," "predict," "probably," "proforma," "project," "seek," "should," "target," or "will" or the negative thereof or other variations thereon and similar words or phrases or comparable terminology. Such forward-looking statements include, but are not limited to, statements regarding Perry Ellis' strategic operating review, growth initiatives and internal operating improvements intended to drive revenues and enhance profitability, the implementation of Perry Ellis' profitability improvement plan and Perry Ellis' plans to exit underperforming, low growth brands and businesses. We have based such forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, many of which are beyond our control. These factors include: general economic conditions, a significant decrease in business from or loss of any of our major customers or programs, anticipated and unanticipated trends and conditions in our industry, including the impact of recent or future retail and wholesale consolidation, recent and future economic conditions, including turmoil in the financial and credit markets, the effectiveness of our planned advertising, marketing and promotional campaigns, our ability to contain costs, disruptions in the supply chain, including, but not limited to these caused by port disruptions, disruptions due to weather patterns, our future capital needs and our ability to obtain financing, our ability to protect our trademarks, our ability to integrate acquired businesses, trademarks, trade names and licenses, our ability to predict consumer preferences and changes in fashion trends and consumer acceptance of both new designs and newly introduced products, the termination or non-renewal of any material license agreements to which we are a party, changes in the costs of raw materials, labor and advertising, our ability to carry out growth strategies including expansion in international and direct-to-consumer retail markets; the effectiveness of our plans, strategies, objectives, expectations and intentions which are subject to change at any time at our discretion, potential cyber risk and technology failures which could disrupt operations or result in a data breach, the level of consumer spending for apparel and other merchandise, our ability to compete, exposure to foreign currency risk and interest rate risk, the impact to our business resulting from the United Kingdom's referendum vote to exit the European Union and the uncertainty surrounding the terms and conditions of such a withdrawal, as well as the related impact to global stock markets and currency exchange rates; possible disruption in commercial activities due to terrorist activity and armed conflict, actions of activist investors and the cost and disruption of responding to those actions, and other factors set forth in Perry Ellis' filings with the Securities and Exchange Commission. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those risks and uncertainties detailed in Perry Ellis' filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which are valid only as of the date they were made. We undertake no obligation to update or revise any forward-looking statements to reflect new information or the occurrence of unanticipated events or otherwise.

Media Contact:

Joele Frank, Wilkinson Brimmer Katcher
Ed Trissel / Sharon Stern
(212) 355-4449